Exhibit 23.5

China Information Technology, Inc.
21st Floor, Everbright Bank Building
Zhuzilin, Futian District
Shenzhen, Guangdong 518040
People’s Republic of China

June 21, 2012

Dear Sir or Madam:

Re:	China Information Technology, Inc. (the “Company”)
Registration Statement on Form F-4

We hereby consent to the use of our name under the captions “Risk Factors—Risks Relating to our Commercial Relationship with iASPEC—The exercise of our option to purchase part or all of the equity interests in or assets of iASPEC under the option agreement might be subject to approval by the PRC government, and our failure to obtain this approval may impair our ability to substantially control iASPEC and could result in actions by iASPEC that conflict with our interests,” “Taxation,” “Enforceability of Civil Liabilities” and “Legal Matters” in the proxy statement/prospectus included in the Company’s Registration Statement on Form F-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended (the “Securities Act”).

We hereby further consent to the summarization of our opinions under the captions “Risk Factors—Risks Relating to our Commercial Relationship with iASPEC—The exercise of our option to purchase part or all of the equity interests in or assets of iASPEC under the option agreement might be subject to approval by the PRC government, and our failure to obtain this approval may impair our ability to substantially control iASPEC and could result in actions by iASPEC that conflict with our interests,” “Risk Factors—Risks Relating to Doing Business in China—You may have difficulty enforcing judgments against us,” “Taxation” and “Enforceability of Civil Liabilities” in the form and context in which they appear in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the regulations promulgated thereunder.

Yours faithfully,

/s/ GUANGDONG JIN DI LAW FIRM SICHUAN OFFICE

For and on behalf of
GUANGDONG JIN DI LAW FIRM SICHUAN OFFICE